Series Trust I - N-SAR
        SUB-ITEM 77C


The shareholders of the MFS Technology Fund (the "Fund"), a series of MFS Series Trust I (the "Trust"), held a special meeting of shareholders on August 15, 2006. Shareholders represented in person or by proxy voted as follows:

Proposal 1: To approve a change to the Fund's sub-classification under the Investment Company Act of 1940 from a diversified company to a non-diversified company.

----------------------------  ----------------------- --------------------------
               Number of Dollars   % of Outstanding Dollars   % of Dollars Voted
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Affirmative        49,798,963.65              46.385%                    87.311%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Against             4,165,604.13               3.880%                     7.304%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Abstain             3,071,507.34               2.861%                     5.385%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
TOTAL              57,036,075.12              53.126%                    100.00%
---------------------------- -------------------------- ------------------------

Proposal 2: To approve an amendment to the Fund's fundamental investment policy concerning concentration.

---------------------------- ------------------------ --------------------------
               Number of Dollars   % of Outstanding Dollars   % of Dollars Voted
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Affirmative         49,952,034.92              46.528%                    87.58%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Against             3,932,114.62               3.662%                     6.894%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
Abstain             3,151,925.58               2.936%                     5.526%
---------------------------- -------------------------- ------------------------
---------------------------- -------------------------- ------------------------
TOTAL               57,036,075.12              53.126%                    100.00
---------------------------- -------------------------- ------------------------